Exhibit 10.1

American Italian Pasta Company

Board of Directors Compensation Program

Effective December 4, 2008*

Annual Board Retainer Cash Equity Grants

Chairman: $60,000 in cash

Other Board members: $30,000 in cash

A number of shares of common stock equal to $55,000 payable once each year on, and based on the market price on, the first to occur of (1) the day of the annual stockholder meeting or (2) the third Thursday in February

Audit Committee Chairman	$8,000 per year

Compensation Committee Chairman	$5,000 per year

Governance Committee Chairman	$5,000 per year

Board Meeting Attendance	$1,500 per meeting (as designated by the Chairman as an official Board meeting)

Committee Meetings	$1,000 per meeting (as designated by the Committee Chairman as a paid meeting)

*Compensation for service on any other committees will be reviewed and approved by the Board of Directors upon recommendation of the Compensation Committee when such committees are formed.

**Directors are required to maintain stock ownership equivalent to $75,000 in equity value.